Exhibit 24.1

POWER OF ATTORNEY

(Shelf Registration Statement on Form S-3)

Each of the undersigned directors and/or officers of Kohl’s Corporation, a Wisconsin corporation (the “Company”), designates each of Michelle Gass, Jill Timm, and Jason J. Kelroy, with the power of substitution, as the undersigned’s true and lawful attorney-in-fact and agent for the purpose of doing any and all acts and things and executing any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of debt securities, common stock, preferred stock, depositary shares and warrants of the Company that may include any combination of the foregoing securities, including specifically but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, in his or her capacity as a director and/or officer of the Company, any such Registration Statement and any and all amendments, including any or all post-effective amendments, and supplements to the Registration Statement, whether on Form S-3 or otherwise, and any other instruments or documents filed as a part of or in connection therewith, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or any of them, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 24th day of March, 2021.

/s/ Michelle Gass Michelle Gass	/s/ Michael J. Bender Michael J. Bender

/s/ Peter Boneparth Peter Boneparth	/s/ Steven A. Burd Steven A. Burd

/s/ Yael Cosset Yael Cosset	/s/ H. Charles Floyd H. Charles Floyd

/s/ Robbin Mitchell Robbin Mitchell	/s/ Jonas Prising Jonas Prising

/s/ John E. Schlifske John E. Schlifske	/s/ Adrianne Shapira Adrianne Shapira

/s/ Frank V. Sica Frank V. Sica	/s/ Stephanie A. Streeter Stephanie A. Streeter